UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008 (June 20, 2008)

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

           On June 20, 2008, Moody’s Investors Service (“Moody’s”) announced rating actions on Security Capital Assurance Ltd (“SCA”), XL Capital Assurance Inc. (“XLCA”), XL Financial Assurance Ltd (“XLFA”) and XL Capital Assurance (U.K.) Limited (“XLCA-UK”) in which Moody’s downgraded the “A3” insurance financial strength ratings of XLCA, XLFA and XLCA-UK to “B2.” Moody’s further announced that the outlook for the ratings is negative.

           Moody’s also downgraded SCA’s provisional senior debt rating to “(P)Caa3” from “(P)Ba1,” its provisional subordinated debt rating to “(P)Ca” from “(P)Ba2” and its preference share rating to “Ca” from “B3.” In addition, Moody’s downgraded the rating of XLFA’s Twin Reefs Pass-Through Trust to “Caa2” from “Ba1.” Finally, Moody’s announced that, based on current rating agency policy, it will withdraw ratings on certain securities that are guaranteed or “wrapped” by XLCA and XLFA that it had previously rated because XLCA and XLFA have been downgraded below investment grade level and there exists no published underlying rating for such securities.

           In taking the rating actions described above, Moody’s noted that such actions: “reflect[] the company’s severely impaired financial flexibility and the company’s proximity to minimum regulatory capital requirements relative to [Moody’s] estimations of expected case losses.” Moody’s also noted that: “According to Moody’s, the negative outlook on SCA’s ratings reflects continued uncertainty with respect to the amount of losses that will ultimately arise from the company’s insured portfolio and attendant risks that could occur if losses develop adversely, including the potential of regulatory intervention.”

A press release relating to these ratings actions is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, “Security Capital Assurance Acknowledges Moody’s Rating Actions,” dated June 20, 2008

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

Date: June 23, 2008	By:	/s/ Claude LeBlanc
Name: Claude LeBlanc
Title: Executive Vice President